SIXTH AMENDMENT TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AGREEMENT ("Sixth Amendment") is executed this 20th day of June, 2006, to be effective as of May 30, 2006 ("Effective Date"), by and between U.S. PREMIUM BEEF, LLC, a limited liability company formed under the laws of the State of Delaware (successor, by merger, to U.S. Premium Beef, Ltd.), ("Borrower"), whose mailing address is 12200 North Ambassador Drive, Suite 501, Kansas City, Missouri 64163, and COBANK, ACB ("CoBank"), as agent for the benefit of the Syndication Parties (in that capacity, "Agent"), whose mailing address is 5500 South Quebec Street, Greenwood Village, Colorado 80111.

RECITALS

A.      CoBank, as Agent and as a Syndication Party (collectively, the present and future Syndication Parties shall be referred to herein as the "Syndication Parties" and, each, a "Syndication Party") and Borrower's predecessor, U.S. Premium Beef, Ltd. ("Original Borrower Entity"), entered into that certain Credit Agreement (Term Loan) dated as of November 25, 1997, as amended by that certain First Amendment to Credit Agreement (Term Loan) dated effective as of March 21, 2000, as amended by that certain Second Amendment to Credit Agreement (Term Loan) dated effective as of August 24, 2001, as amended by that certain Third Amendment to Credit Agreement dated effective as of August 29, 2002, as amended by that certain Fourth Amendment to Credit Agreement dated effective as of August 6, 2003, and as amended by that certain Fifth Amendment to Credit Agreement dated effective as of September 29, 2004 (as so amended and as further amended, modified, supplemented, restated or replaced from time to time, the "Credit Agreement") pursuant to which the Syndication Parties agreed to make a term loan to Original Borrower Entity under the terms and conditions set forth in the Credit Agreement.

B.      Borrower has requested that the Syndication Parties amend the Credit Agreement to facilitate Borrower's acquisition of additional membership units in National Beef Packing Company, LLC, which the Syndication Parties are willing to do under the terms and conditions as set forth in this Sixth Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual promises and agreements contained herein, the parties hereto hereby agree as follows:

1.         Amendments to Credit Agreement.  The Credit Agreement is amended as of the Effective Date as follows:

1.1       The following new Section is added to Article I reading as follows:

1.133   Acquisition Transaction:  means the transaction whereby Borrower will (a) acquire from Brawley Beef, LLC a certain number of limited partnership units representing a limited partnership interest in, and issued by, National Beef California, L. P. ("NBC Partnership Units"), and (b) immediately thereafter contribute the NBC Partnership Units to National Beef LLC in exchange for (i) 5,899,297 Class A units and (ii) 664,475 Class B-1 units, in each case reflecting membership interests in, and issued by, National Beef LLC ("Additional National Beef LLC Units").

1.134   Additional National Beef LLC Units:  shall have the meaning set forth in Section 1.133.

            1.131   NBC Partnership Units:  shall have the meaning set forth in Section 1.133.

1.2       Section 9.1 is amended by the addition of the following sentence at the end of such Section:

Notwithstanding the foregoing, the term "Collateral" shall not include the NBC Partnership Units and Borrower shall not be required to grant to the Agent a security interest in the NBC Partnership Units.

1.3       Clause (e) of Section 13.8 is amended in its entirety to read as follows:

(e) (i) a membership interest, up to a one-hundred percent (100%) interest, in National Beef LLC, and (ii) in connection with the Acquisition Transaction, the NBC Partnership Units and the Additional National Beef LLC Units; and

2.         Conditions to Effectiveness of this Sixth Amendment.  The effectiveness of this Sixth Amendment is subject to satisfaction, in Agent's sole discretion, of each of the following conditions precedent:

2.1        Representations and Warranties.  The representations and warranties of Borrower shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

2.2        No Event of Default.  No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Sixth Amendment.

2.3        Amendment Fee and Costs and Expenses.  Borrower shall have reimbursed Agent for all of its costs and expenses incurred in connection with this Sixth Amendment, including attorney's fees to Agent's counsel.

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3.         General Provisions.

3.1        No Other Modifications.  The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

3.2        Successors and Assigns.  This Sixth Amendment shall be binding upon and inure to the benefit of Borrower and Agent, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder.

3.3        Definitions.  Capitalized terms used, but not defined, in this Sixth Amendment shall have the meaning set forth in the Credit Agreement.

3.4        Severability.  Should any provision of this Sixth Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Sixth Amendment and all remaining provisions of this Sixth Amendment shall be fully enforceable.

3.5        Governing Law.  To the extent not governed by federal law, this Sixth Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

3.6        Headings.  The captions or headings in this Sixth Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Sixth Amendment.

3.7        Counterparts.  This Sixth Amendment may be executed in any number of counterparts and by different parties to this Sixth Amendment in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by telefax or facsimile or by e-mail transmission of an Adobeâ file format document (also known as a PDF file), shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.  Any party delivering an executed counterpart of this Sixth Amendment by telefax or telefacsimile, or by e-mail transmission of an Adobe file format document also shall deliver an original executed counterpart of this Sixth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Sixth Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to Credit Agreement to be executed as of the Effective Date.

BORROWER:

U.S. PREMIUM BEEF, LLC, a limited liability company
formed under the laws of the State of Delaware

By: /s/ Steven D. Hunt
Name: Steven D. Hunt
Title: Chief Executive Officer

AGENT:

COBANK, ACB

By: /s/ Jim Stutzman
Name: Jim Stutzman
Title: Vice President, Corporate Finance Division

SYDICATION PARTY:

COBANK, ACB

By: /s/ Jim Stutzman
Name: Jim Stutzman
Title: Vice President, Corporate Finance Division